UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2024

White River Energy Corp

(Exact name of registrant as specified in its charter)

Nevada	000-56617	45-3797537
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

609 W/ Dickson St., Suite 102 G
Fayetteville, AR	72701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-5610

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger and Asset Purchase

On April 1, 2024, White River Energy Corp (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among with Truuli Environmental Inc., a Delaware corporation (“Truuli”), White River Native CDFI LLC, a Texas limited liability company and wholly-owned subsidiary of the Company (“White River Native”), WRG Merger Sub Inc., a Florida corporation and wholly-owned subsidiary of White River Native (the “Merger Sub”), and the holders of 99.5% of the outstanding stock of Truuli. Under the terms of the Merger Agreement, Truuli merged with and into the Merger Sub with Truuli being the surviving company and becoming an indirect wholly-owned subsidiary of the Company (the “Merger”). The Merger was effective on April 1, 2024.

Pursuant to the Merger Agreement, each share of Truuli common stock issued and outstanding immediately prior to the effective time of the Merger Agreement was converted into the right to receive a pro rata portion of (i) 5,500,000 newly issued shares of the Company’s common stock and any additional shares of the Company’s common stock in lieu of fractional shares; and (ii) $1,500,000. Up to 1,000,000 shares of the Company’s common stock issuable to Truuli’s then-principal stockholder are subject to forfeiture in the event either (a) Truuli’s Estimated Working Capital, as defined in the Merger Agreement, is determined to be less than such amount 90 days after closing; or (b) Truuli or its stockholders breach their respective representatives, warranties, covenants, and agreements as set forth in the Merger Agreement.

Concurrently with the Merger, the Company entered into and closed an Asset Purchase Agreement (the “APA”) by and among White River Native, Lion Vista Global Ventures LLC, a Texas limited liability company (“Lion Vista”), and Truuli’s then-principal stockholder. Under the terms of the APA, White River Native purchased assets consisting of limited partner interests in two limited partnerships from Lion Vista for $2,000,000, less $350,000 the Company previously advanced.

Truuli is an early stage company engaged in the business of providing environmental consulting and other services related to decarbonization. Lion Vista is an early stage company in the business of the acquisition and disposition of carbon credits, carbon offsets, and similar energy investments, and related activities incident thereto. Both Truuli and the limited partnerships have nominal working capital.

Each of the acquired businesses was acquired by and will be operated under White River Native, the Company’s subsidiary formed for ventures under the Company’s Joint Venture Agreement with a third party dated November 22, 2023, as disclosed in the Company’s Current Report on Form 8-K filed on November 29, 2023. As such, these businesses will be subject to the terms and provisions of such joint venture, including the economic interests of the third party.

Each of the Merger Agreement and the APA contain customary representations, warranties, covenants, and indemnification provisions.

The foregoing descriptions of the Merger Agreement and APA do not purport to be complete, and are qualified in their entirety by the full text of each such agreement, forms of which are filed as Exhibits 10.1 and 10.2, respectively, of this Current Report on Form 8-K.

Amendment to 2022 Equity Incentive Plan

Further, the Company’s Board of Directors amended the Company’s 2022 Equity Incentive Plan, under which the Company is now authorized to issue up to 30,000,000 shares of common stock pursuant to equity-based grants which may be made to the Company’s directors, officers, employees, and consultants. The amendment is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent Item 2.01 of Form 8-K requires, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the Merger Agreement and APA is incorporated herein by reference.

On April 1, 2024, the Merger as described above in Item 1.01 of this Current Report on Form 8-K became effective with the states of Delaware and Florida.

To the extent such transactions constitute the acquisition of a significant amount of assets, the Company will file an amendment to this Current Report on Form 8-K containing the required financial statements relating to the acquisition on or before June 17, 2024.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent Item 3.02 of Form 8-K requires, the information contained in Item 1.01 of this Current Report on Form 8-K regarding the issuance of shares of the Company’s common stock under the terms of the Merger Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Date	Number	Filed or Furnished Herewith
10.1	Form of Agreement and Plan of Merger *				Filed
10.2	Form of Asset Purchase Agreement *				Filed
10.3	Amendment to Equity Incentive Plan				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules, appendices and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Energy Corp

Date: April 5, 2024	By:	/s/ Jay Puchir
	Name:	Jay Puchir
	Title:	Chief Financial Officer